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                                                                EXHIBIT 10.1.3

                                    AMENDMENT
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        EOP OPERATING LIMITED PARTNERSHIP


            THIS AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF EOP OPERATING LIMITED PARTNERSHIP (this "Amendment"), dated September 3, 1998, is entered into by EQUITY OFFICE PROPERTIES TRUST, a Maryland real estate investment trust, as managing general partner (the "General Partner") of EOP Operating Limited Partnership, a Delaware limited partnership (the "Partnership"), for itself and on behalf of the limited partners of the Partnership.

            WHEREAS, on September 2, 1997, Columbus America Properties, L.L.C. ("CAP") received 1,692,546 Class A (CAP Series) of limited partnership interest ("OP Units") in the Partnership in exchange for the office properties known as Texaco Center, LL&E Tower and 601 Tchoupitoulas Garage pursuant to that certain First Amendment to Agreement of Limited Partnership of EOP Operating Limited Partnership dated September 2, 1997 (the "First Amendment"); and

            WHEREAS, pursuant to the authority granted to the General Partner under the Agreement of Limited Partnership of the Partnership dated as of July 3, 1997 (the "Partnership Agreement"), the General Partner desires to amend the Partnership Agreement to reflect an extension and amendment of the provisions contained in Paragraph 3(ii) of the First Amendment.

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

            1. Paragraph 3(ii) of the First Amendment is hereby amended and restated in its entirety to read as follows:

                                    "(ii) CAP shall have the right, exercisable
                        upon written notice to Partnership at any time and from time to time before the earlier to occur of (a) September 3, 2000, or (b) the date that CAP shall have either transferred or converted all of its OP Units into Common Shares, to require Partnership or General Partner to acquire all, or any portion or portions, of CAP's OP Units at $29.00 per OP Unit. The price for such OP Units shall be paid by Partnership or General Partner, in immediately available funds, within five (5) days after receipt of such notice from CAP. The OP Units shall be conveyed to the Partnership free and clear of all liens and encumbrances, other than those liens and encumbrances, if any, in favor of General Partner or Partnership. At the closing of the acquisition of the OP Units, the parties shall execute instruments of assignment and conveyance in the form attached as Exhibit "B" to the First Amendment and an



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                        amendment to the Partnership Agreement evidencing the
                        assignment of the OP Units to the Partnership or the General Partner and the withdrawal of CAP as a Limited partner of the Partnership with respect to the OP Units assigned (the "Unit Acquisition Documents"). CAP agrees not to exercise its rights to require acquisition of any of the OP Units until January 1, 1999 and that its right thereafter to require the Partnership or the General Partner to acquire OP Units prior to September 3, 1999, shall be limited to an aggregate of 846,273 OP Units, exercisable at any time and from time to time. After September 2, 1999 there shall be no limit on CAP's ability to require the Partnership or the General Partner to acquire from time to time all or any portion or portions of the OP Units."

            2. The last paragraph of paragraph 4 of the First Amendment is hereby amended and restated in its entirety to read as follows:

                        "Upon the sale, redemption , conversion or other
            disposition of the OP Units, the Deficit Obligation and the Indemnity Obligation of CAP under this provision shall terminate proportionately with the number of OP Units sold, redeemed, converted or otherwise disposed of; provided however, a transferee of CAP may in its sole discretion, assume the Deficit Obligation and/or the Indemnity Obligation of CAP and, in such event, the Deficit Obligation and the Indemnity Obligation shall be the obligation solely of such transferee (but CAP's obligation shall in all events be proportionately terminated as of the date of any such disposition of its interest in the Partnership). Nothing in this paragraph 4 of the Amendment shall in any way effect the sale, exchange or conversion rights of CAP under the Partnership Agreement or this Amendment.

            All capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned in the Partnership Agreement or the First Amendment. Except as modified herein, all terms and conditions of the Partnership Agreement and the First Amendment shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.


            IN WITNESS WHEREOF, the undersigned as executed this Amendment as of the date first set forth above.

                          EQUITY OFFICE PROPERTIES TRUST, a Maryland real estate investment trust, as General Partner of EOP Operating Limited Partnership and on behalf of existing Limited Partners.



                          By:      /s/ TIMOTHY H. CALLAHAN
                                   ----------------------------
                          Name:    Timothy H. Callahan
                          Title:   President and Chief Executive Officer




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                          COLUMBUS AMERICA PROPERTIES, L.L.C.
                          a Louisiana limited liability company

                          By:      Columbus Southeast Properties, Inc., Manager


                                   By: /s/ JOSEPH C. CANIZARO
                                       -------------------------
                                       Joseph C. Canizaro, President

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